Exhibit 99.1

PRESS RELEASE - FOR IMMEDIATE DISTRIBUTION

Dated: May 28, 2009

Citizens Bancorp of Virginia Holds Annual Shareholder Meeting

[Blackstone, Virginia] Citizens Bancorp of Virginia, Inc. (the “Company”) (OTCBB: CZBT), the parent company of Citizens Bank and Trust Company (the “Bank”), held its 2009 Annual Shareholder Meeting on May 21, 2009 at its Company’s main office at 126 South Main Street, Blackstone, Virginia. Mr. Joseph D. Borgerding, President and CEO of the Company served as chairman of the meeting.

The order of the meeting included the election of the nine directors, eight that are independent directors and who will serve until the 2010 Annual Shareholder Meeting. The directors receiving sufficient votes to be re-elected included: Ms. Webb, Messers. Beale, Borgerding, Coleburn, Jenkins, Morrissette, Newman, West and Wilson III.

Shareholders were also asked to ratify the selection of the independent certified public accounting firm of Yount, Hyde & Barbour, P.C. to serve as the Company’s independent auditors for 2009. This resolution was approved by shareholders.

Mr. Borgerding took the opportunity at this Annual Shareholder Meeting to recognize retiring director, Mr. Irving Arnold. In honoring Mr. Arnold, Mr. Borgerding stated, “If I were to summarize Irving’s time on the Board in two words, I would use commitment and service.” Mr. Borgerding went on to name Mr. Arnold’s many accomplishments including his U.S. Naval service and as a member of community service organizations such as the Ruritan Club, the Shriners, the Crewe-Burkeville Chamber of Commerce and as Nottoway County’s Commissioner of Revenue. Mr. Borgerding concluded his tribute to Mr. Arnold by saying, “We would like to thank Irving for his reason, wisdom and thoughtful approach to the many challenges that he faced during his time on the Board.”

Mr. Borgerding announced that Mr. Samuel H. West was elected Chairman of the Board. He replaces Mr. Roy C. Jenkins, Jr. who was elected as Vice-Chairman of the Board. Mr. West has been a director since 1994 and he serves as the Audit Committee Chairman and Financial Expert. In accepting the chairmanship of the Board, Mr. West acknowledged Mr. Jenkins leadership for the last three years and he added, “I appreciate the confidence in electing me Chairman and I will do the best job I can. The Bank faces tremendous challenges moving forward but with Joe and his management team I know that this Bank will remain healthy and strong.”

Citizens Bank and Trust Company was founded in 1873 and is the second oldest independent bank in Virginia. The Bank has eleven offices in the Counties of Amelia, Chesterfield, Mecklenburg, Nottoway and Prince Edward, along with one branch in the city of Colonial Heights and one in the Town of South Hill, Virginia. Citizens Bancorp of Virginia, Inc. is a single bank holding company headquartered in Blackstone, Virginia and the Company’s stock trades on the OTC Bulletin Board under the symbol “CZBT”. Additional information on the Company is also available at its web site: www.cbtva.com.

Citizens Bancorp of Virginia, Inc. cautions readers that certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations with respect to these forward-looking statements are based upon reasonable assumptions within the bounds of its business operations, there can be no assurance that the actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and its other filings with the Securities and Exchange Commission.

CONTACT:	Joseph D. Borgerding
President and Chief Executive Officer
Voice: 434-292-8100 or E-mail: Joe.Borgerding@cbtva.com.

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